UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                                   eCLIC, INC.
              ------------------------------------------------
              (Name of Registrant as Specified in its Charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

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                                eCLIC, INC.
                         8455 W. Sahara, Suite 130
                           Las Vegas, NV  89117

                          INFORMATION STATEMENT NOTICE

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

Dear Stockholders:

         Notice is hereby given that on May 28, 2004, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock, approving an amendment to our Certificate of Incorporation that will increase the number of authorized shares of common stock from 20,000,000 to 70,000,000.

         You are encouraged to read the attached Information Statement for further information regarding this action.

         This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and NRS 78.385 and 78.390 of the Nevada Corporations Code.

                                          By Order of the Board of Directors

                                          /s/ Evagelina Esparza Barrza
                                          -----------------------------------
                                              Evagelina Esparza Barrza
                                              Chief Executive Officer


Las Vegas, Nevada
June 15, 2004

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                                eCLIC, INC.
                         8455 W. Sahara, Suite 130
                           Las Vegas, NV  89117


                              INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                               NOT TO SEND A PROXY

                                  INTRODUCTION

         This Information Statement is furnished to holders of shares of common stock, $0.001 par value (the "Common Stock") of eClic, Inc. (the "Company") to notify such stockholders that on or about May 28, 2004 the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Voting Securities representing in excess of 86% of the total issued and outstanding shares of voting stock of the Company approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the number of shares of Common Stock that the Company is authorized to issue will be increased from 20,000,000 shares to 70,000,000 shares.

         This amendment was adopted by our Board of Directors and the majority stockholders (the "Majority Stockholders") of our Company in accordance with the Corporation Law of the State of Nevada. The Majority Stockholders own 10,000,000 shares of Common Stock or approximately 86.8% of our outstanding Voting Securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to the Certificate of Incorporation and Vote Required for Approval," herein.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company's Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized common stock or preferred stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law.

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         The proposed increase in the authorized number of shares of Common
Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock or preferred stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

         The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 4 of the Certificate of Incorporation shall be as follows:

                                 ARTICLE FOURTH.

This corporation shall be authorized to issue two classes of capital stock to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock the corporation shall have authority to issue is 70,000,000, $0.001 par value per share and the total number of shares of Preferred Stock the corporation shall have authority to issue is 5,000,000, par value $0.001 per share. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including:

         (1) the designation of each series and the number of shares that shall constitute the series;

         (2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

         (3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

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         (4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

         (5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment;

         (6) voting rights, if any, on the shares of each series and any conditions upon the exercisability of such rights.

         These amendments will become effective on the later of the opening of business on July 7, 2004, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

         This amendment is the only matter covered by this Information
Statement.

Vote Required

         Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our common stock to 70,000,000 shares, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

Effective Date

         Under applicable federal securities laws, the Authorized Share Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Authorized Share Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place as soon as practicable after the completion of the Merger, but in no event sooner than 20 calendar days after distribution of this Information Statement is mailed to our stockholders.


                               DISSENTERS' RIGHTS

     Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Certificate of Incorporation which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

         The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Certificate of Incorporation consist of shares of our Common Stock. Each share of our Common Stock is entitled to one vote. The record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Certificate of Incorporation, was May 3, 2004. The number of outstanding shares of our Common Stock at the close of business on May 3, 2004 was 11,515,000.

Security Ownership of Principal Holders and Management.

         The following table sets forth certain information as of May 3, 2004, regarding current beneficial ownership of the shares of any class of our Voting Securities by (i) each person known by us to own more than 5% of the outstanding shares of our Voting Securities, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 11,515,000 outstanding shares of Common Stock.


TITLE OF    NAME OF BENEFICIAL               SHARES OF          PERCENT OF
CLASS       OWNER AND POSITION               COMMON STOCK       CLASS(1)
- ---------------------------------------------------------------------------
Common      Evagelina Esparza Barrza(2)      10,000,000         86.8%
            Director/CEO

Common      Skyelan Rose(2)                           0            0%
            Director/Secretary

Common      Estate of Justine M. Daniels(3)   1,000,000          8.6%

                                         -----------------------------
DIRECTORS AND OFFICERS
AS A GROUP (2 persons)                       11,000,000         95.4%


(1)  Percentages are based on 11,515,000 issued and outstanding shares.

(2) Except as otherwise indicated, the address of each beneficial owner is c/o eClic, Inc., 8455 W. Sahara, Suite 130, Las Vegas, NV 89117.

(3) c/o Mr. Lee Daniels, executor for the Estate of Justine M. Daniels 3424 W. St. John Rd., Phoenix, AZ 85053.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                         AND VOTE REQUIRED FOR APPROVAL

Nevada Law.

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient amend the Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the outstanding common stock. The Majority Stockholders own 10,000,000 shares of Common Stock or approximately 86.8% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder.

         The directors, executive officers who represent the Majority Stockholders have voted, in writing, to approve the resolutions to amend our Certificate of Incorporation to effect the various amendments outlined above collectively own approximately 86.8% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these amendments to our Certificate of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Certificate of Incorporation and Vote Required for Approval," herein.

                          ADDITIONAL INFORMATION

This Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                                     NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION OF THESE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THIS AMENDMENT UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS



June 15, 2004                    /s/  Evagelina Esparza Barrza
                                 -----------------------------
                                      Evagelina Esparza Barrza
                                      Chief Executive Officer

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APPENDIX A

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


A.    Name of corporation:  eClic, Inc.

B. Amendment: The articles have been amended as follows (provide article numbers, if available):


      4. Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 70,000,000 shares of common stock having a $0.001 par value per share, and 5,000,000 shares of preferred stock having a $0.001 par value per share. The common stock and preferred stock may be issued from time to time without prior approval by the stockholders. The common stock and preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

C. Vote Required: The articles of incorporation of the corporation require the approval of the foregoing amendment by stockholders holding at least a majority of the voting power of the corporation. The amendment was approved by stockholders holding 10,000,000 of 11,515,000 shares of common stock outstanding, or approximately 86.8%.

D     Officer Signature:


      ------------------------
      Evagelina Esparza Barrza
      Chief Executive Officer


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